INVESTAMERICA, INC.
                             STOCK OPTION AGREEMENT
                     PURSUANT TO THE 1999 STOCK OPTION PLAN

Participant:     MAUREEN  OWEN
1903  -  2016  Fullerton  Avenue
North  Vancouver,  B.C.  V7P  3E6
Canada

This Stock Option Agreement, dated as of the date of grant set forth below, is entered into between InvestAmerica, Inc. (the "Company") and the Participant named above pursuant to the Company's 1999 Stock Option Plan (the "Plan").

Pursuant to the Plan, the Company grants an Option to the Participant to purchase shares of common stock of the Company as follows:

Grant  Number     20

Date  of  Grant     July  10,  2000

Exercise  Price  Per  Share     US  $1.41

Total  Number  of  Shares  Granted     35,000

Total  Exercise  Price     US  $49,350.00

Term     5  Years

Expiration  Date     July  10,  2005

Type  of  Option     [  x  ]     Incentive  Option
                     [     ]     Nonqualified  Option

Subject  to  the  provisions  of  this  Agreement and the Plan, the Options vest
(i.e., the right to exercise the Options first arises) in cumulative installments as set forth below. Vested Options may be exercised from time to time until the Expiration Date set forth above or termination of the Options as set forth in the Plan.

Number  of  Shares     Vesting  Dates
------------------     --------------
8,750                  July  10,  2001
729                    10th  day  of  each  month  commencing  August  10,  2001

During the Participant's lifetime, the Option is exersisable only by the Participant. The form of Exercise Notice and Agreement is attached hereto as Exhibit "A". The Option or this Agreement shall not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any attempted sale, pledge, assignment, transfer or other disposition of the Option shall be void and of no effect.

If the Participant is an Employee, the Participant's status as an "at-will" Employee is not affected by the Plan or this Agreement. The Company's right to terminate the Participant's employment is not limited or restricted by this Agreement or the Plan.

Provided that the Participant continues to be eligible to receive Options under the Plan, no change in the Participant's employment or other relationship with the Company shall affect the Participant's continued entitlement to the Option herein granted.

The Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, which is made a part of this Agreement. The Plan imposes substantial restrictions on the Options and the Shares. By signing this Agreement, the Participant acknowledges that the Participant has read and understood the Plan and agrees to be bound by it and by this Agreement.

Participant                                InvestAmerica,  Inc.
/s/  Maureen  Owen                         /s/  signed
                                           By:     (sign  name)
MAUREEN  OWEN                              PRESIDENT  and  CEO
(print  name)                              (title)